EXHIBIT 10.2

                                AMENDMENT #3 TO
            2006 CONSOLIDATED INCENTIVE PLAN, as amended ("Plan")


     Effective November 28, 2008, at Section 3 (in 2nd paragraph) of the Plan, "4,200,000" shall be amended to read "6,000,000."

     The Plan is further amended to increase the permitted annual maximum grant of options (or other grants) to a single employee/consultant under the Plan from 500,000 up to 1,000,000 options (or other types of grants related to shares of common stock as authorized under the Plan) in a twelve month period.